                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 7, 2006

                          INSURANCE AUTO AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)

           ILLINOIS                      033-43247                95-3790111
 (State or Other Jurisdiction    (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)


     TWO WESTBROOK CORPORATE CENTER, SUITE 500, WESTCHESTER, ILLINOIS 60154
               (Address of principal executive offices) (Zip Code)


                                 (708) 492-7000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


--------------------------------------------------------------------------------

ITEM 7.01.     REGULATION FD DISCLOSURE.


     Insurance Auto Auctions, Inc. today announced that it expects to report lower volumes and Consolidated EBITDA for the second quarter of 2006 compared to the prior year quarter. Consolidated EBITDA for the second quarter of 2006 is expected to be down by approximately 10% when compared to Consolidated EBITDA in the prior year quarter excluding the $1.0 million allowance per the Company's credit agreement. The decline in year-over-year performance is primarily due to the loss of over 5,000 vehicles that were damaged due to a flood in the Company's Grand Prairie, Texas facility and higher tow costs, as previously announced, partially offset by the acquisition of several salvage pools in the Midwest market in the second quarter of 2006. The vehicles damaged by the flood in the Grand Prairie facility were expected to be sold in the second quarter of 2006.

     Consolidated EBITDA is presented because management believes that this statistic is indicative of the relative strength of the Company's operating performance and is consistent with the definition under the Company's senior credit facility. EBITDA is defined as net earnings plus income tax provision (benefit), interest (net), depreciation, and amortization. The Company's senior credit facility further adjusts EBITDA, including for non-cash items, nonrecurring items, and sponsor advisory fees, to determine compliance with certain covenants in the senior credit agreement. Although Consolidated EBITDA is not a defined term under generally accepted accounting principles in the United States, we believe that the inclusion of Consolidated EBITDA is appropriate, because management uses this information in evaluating the Company's operating performance. However, Consolidated EBITDA should not be considered as a substitute for net earnings or loss, or as an indicator of whether cash flows will be sufficient to fund cash needs.

     Because financial statements for the second quarter of 2006 are not yet available, the information above summarizes certain preliminary unaudited estimates for the second quarter of 2006. As a result, the Company may report financial results that include materially different results for the second quarter of 2006.

     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS

     The statements in this release should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 26, 2006 and our Annual Report on Form 10-K for the year ended December 25, 2005 The statements contained in this release that are not historical facts are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially form those projected, expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may," "will," "should," "anticipates," "predict," "projects," "targeting," "potential," "or "contingent," the negative of these terms, or other similar expressions. Our actual results could differ materially from those discussed in or implied by forward-looking statements for various reasons, including those discussed in "Risk Factors" in our Form 10-K for the year ended December 25, 2005. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.


                                        2


--------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Insurance Auto Auctions, Inc.



                                           By:    /s/ Thomas C. O'Brien
                                                  ------------------------------
                                                  Thomas C. O'Brien
                                                  Chief Executive Officer
Date:  June 7, 2006








--------------------------------------------------------------------------------